Exhibit 99.1

Citrix Announces Details for Anticipated Completion of Spin-Off and

Subsequent Merger of its GoTo Family of Service Offerings

SANTA CLARA, Calif., January 6, 2017—Citrix Systems, Inc. (Nasdaq: CTXS) today announced that its Board of Directors has set a record date of January 20, 2017 for the proposed spin-off of its GoTo family of service offerings.

Under the terms of the spin-off, Citrix will distribute all of the shares of common stock of its wholly owned subsidiary, GetGo, Inc., to Citrix stockholders as of the record date by means of a pro rata distribution. As previously announced, immediately following the spin-off, GetGo will merge with a subsidiary of LogMeIn, Inc. (Nasdaq: LOGM). It is currently expected that approximately 26.9 million shares of GetGo common stock will be distributed to Citrix stockholders as of the record date in connection with the spin-off, and each share of GetGo common stock will be converted into the right to receive one share of LogMeIn common stock pursuant to the merger. Based on the number of shares of Citrix common stock outstanding on January 5, 2017, Citrix stockholders would receive approximately .1718 of a share of LogMeIn common stock for each share of Citrix common stock as a result of these transactions. The actual number of shares of LogMeIn common stock that Citrix stockholders will receive with respect to each share of Citrix common stock will be determined based on the number of shares of Citrix common stock outstanding on the record date. No fractional shares of LogMeIn common stock will be issued in the merger, and instead Citrix stockholders will receive cash in lieu of any fractional share.

The spin-off and merger are expected to be completed following the close of business on January 31, 2017, subject to the satisfaction of certain remaining conditions including, among other things, the approval by the LogMeIn stockholders. The LogMeIn stockholder vote is scheduled to be held at a special meeting of LogMeIn stockholders on January 25, 2017.

Upon completion of the merger, Citrix equityholders are expected to collectively own approximately 50.1% of the shares of LogMeIn common stock on a fully diluted basis, and current LogMeIn equityholders are expected to collectively own approximately 49.9% on a fully diluted basis.

No action is required by Citrix stockholders to receive their shares of LogMeIn common stock in the merger. Citrix stockholders will not be required to surrender their shares or pay for any shares of LogMeIn common stock that they receive and will retain all of their shares of Citrix common stock and associated rights.

When Issued Trading to Begin for Citrix on the NASDAQ Global Select Market

Citrix has been advised by NASDAQ that, beginning on or about January 18, 2017 and continuing through the closing date of the merger, which is expected to be January 31, 2017, there will be two markets in Citrix common stock on the NASDAQ Global Select Market: a “regular way” market and an “ex-distribution” market. Also during this period, a Citrix stockholder can sell the right to his or her LogMeIn common stock that he or she will receive pursuant to the merger in a “when issued” market.

Outlined below are the trading options for Citrix shareholders that will be provided by NASDAQ on or about January 18, 2017.

CTXS

If, during this period, a Citrix stockholder sells shares of Citrix common stock in the regular way market (under Citrix’s existing NASDAQ symbol “CTXS”), the stockholder will be selling both his or her shares of Citrix common stock and his or her right to receive shares of LogMeIn common stock pursuant to the merger.

CTXSV

If, during this period, a Citrix stockholder sells shares of Citrix common stock in the “ex-distribution” market (under the temporary NASDAQ symbol “CTXSV”), the stockholder will be selling only his or her shares of Citrix common stock and will be retaining his or her right to receive shares of LogMeIn common stock pursuant to the merger.

LOGMV

A Citrix stockholder also has the option of selling his or her right to shares of LogMeIn common stock and to retain his or her shares of Citrix common stock during this period in the “when issued” market. This option will be available under the temporary NASDAQ symbol “LOGMV”.

Trades under the symbols “CTXSV” and “LOGMV” will settle after the closing date of the merger. If the merger is not completed, all trades under these symbols will be cancelled.

In all cases, investors are encouraged to consult with their financial advisors regarding the specific implications of selling shares of their Citrix common stock or the right to receive shares of LogMeIn common stock on or before the closing date of the merger.

Further Information

Further details of the spin-off of Citrix’s GoTo family of service offerings and the merger with LogMeIn may be found in a registration statement filed with the Securities and Exchange Commission on Form 10. The registration statement is available at www.sec.gov and filed under the name “GetGo, Inc.”

About Citrix

Citrix (NASDAQ:CTXS) aims to power a world where people, organizations and things are securely connected and accessible to make the extraordinary possible. Its technology makes the world’s apps and data secure and easy to access, empowering people to work anywhere and at any time. Citrix provides a complete and integrated portfolio of Workspace-as-a-Service, application delivery, virtualization, mobility, network delivery and file sharing solutions that enables IT to ensure critical systems are securely available to users via the cloud or on-premise and across any device or platform. With annual revenue in 2015 of $3.28 billion, Citrix solutions are in use by more than 400,000 organizations and over 100 million users globally. Learn more at www.citrix.com.

Forward-looking Statements

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Any statements contained herein which do not describe historical facts, including, among others, statements about the proposed business combination transaction between Citrix and LogMeIn, in which Citrix will separate its GoTo business and combine this business with LogMeIn, are forward-looking statements. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from these forward-looking statements. These risks and uncertainties include, but are not limited to, risks relating to the completion of the transactions on anticipated terms and timing, including obtaining approval of LogMeIn’s stockholders, the ability to integrate the businesses successfully and to achieve anticipated synergies, and the risk that disruptions from the transactions will harm Citrix’s or LogMeIn’s business, as well as economic, competitive, legal, governmental and technological factors and other risks and uncertainties described in Citrix’s filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in Citrix’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors are cautioned not to place undue reliance on the forward-looking statements included herein, as such statements are made as of the date hereof and Citrix undertakes no obligation to publicly update or revise any forward-looking statement unless required to do so by securities or other applicable laws.

© 2017 Citrix Systems, Inc. All rights reserved. Citrix and GetGo are trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

Citrix Systems, Inc.

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